UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report:
September 27, 2005
(Date of earliest event reported)
Biogen Idec Inc.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-19311 (Commission File Number)	33-0112644 (IRS Employer Identification No.)
14 Cambridge Center
Cambridge, Massachusetts 02141
(Address of principal executive offices, including zip code)
(617) 679-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits

Signatures

Exhibit Index	Amended and Restated Bylaws of Biogen Idec Inc.

Press Release, dated September 26, 2005, issued by Biogen Idec Inc. and Elan Corporation, plc
EX-3.1 Amended and Restated ByLaws
EX-99.1 Press Release dated September 26, 2005

Item 5.03 — Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On September 27, 2005, the Board of Directors of Biogen Idec Inc. (the “Company”) approved and adopted an amendment and restatement of the Company’s Bylaws intended to bring the Bylaws into conformance with modern practice and changes in the Delaware General Corporation Law, to reconcile prior amendments to the Bylaws and to eliminate certain inconsistencies in the Bylaws. The material changes effected by the amendment were to:
•	impose an advance notice requirement for nomination of candidates for election as director and for proposals for action by the stockholders at any annual meeting of stockholders;

•	reserve to the Board of Directors the right to fill vacancies in the directors;

•	allow issuance of uncertificated securities; and

•	make indemnification of officers of the Company mandatory to the fullest extent permitted by the Delaware General Corporation Law and to require advancement of expenses to officers in proceedings, as defined in the Bylaws.
Item 8.01 — Other Events
     On September 26, 2005, the Company and Elan Corporation, plc publicly disseminated a press release announcing that they have submitted a supplemental Biologics License Application for TYSABRI® (natalizumab) to the U.S. Food and Drug Administration for the treatment of multiple sclerosis. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.
Item 9.01 — Financial Statements and Exhibits

Exhibit
Number	Description
3.1	Amended and Restated Bylaws of Biogen Idec Inc.

99.1	Press Release, dated September 26, 2005, issued by Biogen Idec Inc. and Elan Corporation, plc

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 3, 2005

BIOGEN IDEC INC.

By:	/s/ Raymond G. Arner

Name:	Raymond G. Arner
Title:	Acting General Counsel

Exhibit Index

Exhibit
Number	Description
3.1	Amended and Restated Bylaws of Biogen Idec Inc.

99.1	Press Release, dated September 26, 2005, issued by Biogen Idec Inc. and Elan Corporation, plc